Exhibit 10.1
COMBAT ARMS MASTER SETTLEMENT AGREEMENT (“MSA I”) AMENDMENT

This Amendment (“Amendment”) to the Master Settlement Agreement dated August 29, 2023 (“MSA I”) between: (1) 3M Company (“3M”) and Aearo Technologies LLC, an acquired subsidiary of 3M (“Aearo”) (collectively, along with 3M Occupational Safety, Aearo Holding LLC, Aearo Intermediate LLC, Aearo LLC, and Aearo Technologies LLC, “Defendants”); and (2) the undersigned Plaintiffs’ Leadership in In re Combat Arms Earplug Products Liability Litigation, MDL No. 2885, U.S.D.C. for the Northern District of Florida (“MDL Court”); and (3) the undersigned Plaintiffs’ Leadership in the Minnesota coordinated state court action pending in the 4th Judicial District, County of Hennepin, Minnesota, File No. 27-CV-19916 (“MN Court”), collectively, the “Negotiating Plaintiffs’ Counsel” (“NPC”) (Defendants and the NPC are each a “Party,” and, together with the NPC, are the “Parties”), is entered into as of January 26, 2024.

WHEREAS, MSA I included $1 billion of equity payments. MSA § 11.4.

WHEREAS, MSA I provided Defendants with the sole discretion to substitute cash for each equity tranche payment. MSA § 11.12.

WHEREAS, the Final Registration Date is March 25, 2024.

WHEREAS, the Parties have conferred and now wish to modify MSA I to confirm 3M’s irrevocable election to pay cash for all four stock tranches pursuant to the payment triggers in the MSA including the modifications reflected herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth below and other good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereby agree as follows:

The Parties hereby amend the MSA to reflect that 3M has made the irrevocable election to substitute cash for the equity tranches set forth in MSA Section 11.4.

The Parties hereby further amend certain time periods as set out in the MSA.

1.The Settlement Administrator shall calculate the Participation Level within five days of the Final Registration Date.

2.The NPC and Defendants shall have five days from the issuance of the Participation Level by the Settlement Administrator (even if issued more than five days after the Final Registration Date) to challenge the Settlement Administrator’s calculation of the Participation Level.

3.Within five days of such challenge, any Party opposing such challenge may submit a written response.

4.The Settlement Special Master shall review any such challenge and issue a determination within five days of such a response.

Upon satisfaction of the 98% Participation Level, the Parties hereby further amend certain time periods set forth in the MSA as follows. For the avoidance of doubt, the payment schedule below fully substitutes and replaces the obligation set forth in MSA I for Defendants to pay $1 billion of equity payments upon satisfaction of the 98% Participation Level as set forth in the MSA Section 11.4.

1.On April 15, 2024, or five days after a determination by the Settlement Special Master that the 98% Participation Level was satisfied, whichever is later, Defendants will pay $350 million cash.

2.On July 15, 2024, Defendants will pay $100 million cash.

3.On October 15, 2024, Defendants will pay $25 million cash.

4.On January 15, 2025, Defendants will pay $375 million cash.

5.On January 15, 2026, Defendants will pay $75 million cash.

6.On April 15, 2026, Defendants will pay $75 million cash.

MSA I is otherwise unaffected and remains in full force and effect.

1

IN WITNESS WHEREOF, the Parties have executed this Amendment as of January 26, 2024.

By: /s/ Thomas J. Perrelli_______

Thomas J. Perrelli
Counsel for Defendants

Negotiating Plaintiffs’ Counsel

By: /s/ Bryan F. Aylstock_______

Bryan F. Aylstock
Counsel for Plaintiffs

By: /s/ Chris Seeger___________

Chris Seeger
Counsel for Plaintiffs

By: _/s/ Clayton A. Clark______

Clayton A. Clark
Counsel for Plaintiffs

By: _/s/ Daniel Gustafson______

Daniel Gustafson
Counsel for Plaintiffs

2